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                                                                  Exhibit 3.1(b)


                            CERTIFICATE OF AMENDMENT

                                       OF

                   FIRST RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       APPLIED GRAPHICS TECHNOLOGIES, INC.




                  Applied Graphics Technologies, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL") (the "Corporation"), does hereby certify pursuant to Section 242 of the
DGCL:

                  FIRST: That, at a Special Meeting of the Board of Directors of the Corporation held on February 13, 1998, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the First Restated Certificate of Incorporation of the Corporation, as amended, declaring such amendment advisable, and submitted the amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the First Restated Certificate of Incorporation, as amended, of the Corporation be, and the same hereby is, amended as follows:

                  1. By amending Article FOURTH thereof so that, as amended, it reads in its entirety as follows:

                                 "ARTICLE FOURTH
                                  CAPITAL STOCK

                           The Corporation shall have the authority to issue a
                  total of 160,000,000 shares of capital stock, each with a par value of $0.01, consisting of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock."

                  SECOND: That, at a Special Meeting in Lieu of an Annual Meeting of the Stockholders of the Corporation held on May 27, 1998, the holders of a majority of the outstanding common stock entitled to vote thereon, and a majority of the holders of each class of stock entitled to vote thereon as a class, voted in favor of the amendment.
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                  IN WITNESS WHEREOF, APPLIED GRAPHICS TECHNOLOGIES, INC. has
caused this Certificate of Amendment to be signed by its Senior Vice President and Chief Financial Officer on this 27th day of May, 1998.


                                   APPLIED GRAPHICS TECHNOLOGIES, INC.


                                   By:_________________________________
                                          Louis Salamone, Jr.
                                          Senior Vice President and
                                           Chief Financial Officer